CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectuses dated June 1, 2010 of Invesco Fundamental Value Fund, Invesco Balanced Fund, and Invesco California Tax-Free Income Fund, each a series of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Registrant”), each of which is incorporated by reference into a Proxy Statement/Prospectus or Joint Proxy Statement/Prospectus included in this Registration Statement on Form N-14 (the “Registration Statement”) of the Registrant.
We also consent to the incorporation by reference in the Statement of Additional Information included in the Registration Statement of (i) our report dated November 25, 2009 relating to the financial statements and financial highlights of the Morgan Stanley Fundamental Value Fund for the year ended September 30, 2009; (ii) our report dated March 25, 2010 relating to the financial statements and financial highlights of the Morgan Stanley Balanced Fund for the year ended January 31, 2010; and (iii) our report dated February 25, 2010 relating to the financial statements and financial highlights of the Morgan Stanley California Tax-Free Income Fund for the year ended December 31, 2009. We also consent to the incorporation by reference of such foregoing reports dated November 25, 2009, March 25, 2010 and February 25, 2010 in the Statement of Additional Information dated October 29, 2010 of the Registrant, which in turn is incorporated by reference into the statement of additional information included in the Registration Statement of the Registrant.
/s/ Deloitte & Touche LLP
New York, New York
November 23, 2010